Exhibit 10.35

Schedule of Certain Parties to 2018 Securities Purchase Agreement
and Registration Rights Agreements

The following directors, executive officers and principal stockholders of AudioEye, Inc. (the “Company”), in addition to certain other investors, each entered into (i) a Securities Purchase Agreement dated August 6, 2018 with the Company in the form attached as Exhibit 10.1 to the Company’s Current Report on Form 8-K, as filed with the Securities and Exchange Commission on August 7, 2018, and (ii) a Registration Rights Agreement with the Company dated August 6, 2018 in the form attached as Exhibit 4.1 to the Company’s Current Report on Form 8-K, as filed with the Securities and Exchange Commission on August 7, 2018:

Purchaser	No. of Shares of Common Stock Acquired Pursuant to Securities Purchase Agreement and Subject to Registration Rights Agreement	Total Purchase Price for Securities
CSB IV US Holdings, LLC (1)	16,000	$100,000
HZ Investments Family LP (2)	10,400	65,000
Todd Bankofier	1,600	10,000
Anthony Coelho	4,000	25,000
Sero Capital LLC (3)	1,031,132	250,000
Ernest W. Purcell	32,000	200,000

(1)	Dr. Carr Bettis, our Executive Chairman/Chairman of the Board and a director, has reported that he has sole voting and dispositive power over the securities held for the account of CSB IV Holdings LLC.

(2)	Alexandre Zyngier, one of our directors, has reported that he has sole voting and dispositive power over the securities held for the account of HZ Investments Family LP.

(3)	Sero Capital LLC is a successor to Anthion Partners II LLC, which originally acquired the shares and entered into the Securities Purchase Agreement and Registration Rights Agreement.